Exhibit 1.1

WaterBridge Infrastructure LLC

[  ] Class A Shares

Underwriting Agreement

[  ], 2025

J.P. Morgan Securities LLC

Barclays Capital Inc.

As Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

WaterBridge Infrastructure LLC, a Delaware limited liability company (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [  ] Class A shares (“Class A shares”) representing limited liability company interests of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional [  ] Class A shares (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.”

Raymond James & Associates, Inc. (the “Directed Share Underwriter”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement, up to [  ] Shares, for sale to certain of the Company’s directors, officers, and employees and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus (as hereinafter defined) under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by the Directed Share Underwriter and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by 11:59 P.M., New York City time on the date on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company hereby confirms the engagement of J.P. Morgan Securities LLC as a “qualified independent underwriter” within the meaning of Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (J.P. Morgan Securities LLC acting in such capacity, the “QIU”). The QIU agrees with the Company to (i) undertake the legal responsibilities and liabilities of an underwriter under the Securities Act (as defined below), specifically including those inherent in Section 11 of the Securities Act, and (ii) participate in the preparation of the Registration Statement (as defined below) and the Prospectus (as defined below) and exercise the usual standards of “due diligence” in respect thereto. No compensation will be paid to the QIU for its services as a qualified independent underwriter.

The Company was formed in contemplation of the proposed issuance and sale of the Shares (the “Offering”). It is understood and agreed to by all parties that the Company has entered, or will prior to the initial closing of the Offering enter, into certain corporate reorganization transactions (collectively, the “Reorganization Transactions”), pursuant to which the following transactions, among others, have occurred or will occur (as further described under the headings “Corporate Reorganization” and “Use of Proceeds” in the Pricing Disclosure Package (as defined below)):

(a)
WBR Holdings LLC, a Delaware limited liability company (“WBR Holdings”), formed WBI Operating LLC, a Delaware limited liability company (“OpCo” and, together with the Company and the Contributed Entities (as defined below), the “WaterBridge Parties”);

(b)
all of the existing equityholders of WB 892 LLC, a Delaware limited liability company (“WB 892” and each such equity holder, a “WB 892 Holder”), other than Ashburton Investment Pte Ltd., a Singapore private limited company (“GIC”), will contribute all of their respective equity interests in WB 892 to WBR Holdings in exchange for the issuance to such WB 892 Holders of newly issued limited liability company interests in WBR Holdings (each such interest, a “WBR Holdings Interest”) (collectively, the “WB 892 Contributions”);

(c)
contemporaneously with the transactions contemplated in paragraph (b), all of the existing equityholders of WaterBridge Equity Finance LLC, a Delaware limited liability company (“WBEF” and each such equityholder, a “WBEF Holder”), other than WB 892 and Elda River Infrastructure WB LLC, a Delaware limited liability company (the “Legacy Preferred Holder”), will contribute all of their respective equity interests in WBEF to WBR Holdings in exchange for the issuance to such WBEF Holders of newly issued WBR Holdings Interests such that, immediately following such contributions, WBR Holdings will directly or indirectly own all of the outstanding equity interests in WB 892 and WBEF other than (i) the equity interests in WB 892 held by GIC and (ii) the existing Series A preferred units in WBEF (the “WBEF Preferred Units”) held by the Legacy Preferred Holder (such contributions, together with the WB 892 Contributions, the “WBR Holdings Reorganization”);

(d)
immediately following the consummation of the WBR Holdings Reorganization:

(i)
(A) each of WB 892 and WBR Holdings will contribute all of their respective equity interests in WBEF to OpCo in exchange for the issuance to WB 892 and WBR Holdings of newly issued limited liability company interests in OpCo (any such limited liability company interest, a “OpCo Interest” and collectively, the “OpCo Interests”), and (B) the Legacy Preferred Holder will contribute all of its Series A preferred units in WBEF to OpCo in exchange for the issuance to the Legacy Preferred Holder of newly issued OpCo Interests; immediately following the preceding contributions, OpCo will be admitted as the sole member of WBEF and will directly own all of the equity interests in WBEF;

(ii)
contemporaneously with the transactions contemplated in paragraph (d)(i), (A) Devon WB Holdco L.L.C. (“Devon Holdco”) will contribute all of its equity interests in NDB Midstream LLC, a Delaware limited liability company (“NDB Midstream”) and the indirect owner of all of the equity interests in WaterBridge NDB Operating LLC, a Delaware limited liability company (“NDB Operating”), to OpCo in exchange for the issuance to Devon Holdco of newly issued OpCo Interests and (B) NDB Holdings LLC (“NDB Holdings”) will contribute to OpCo all of its equity interests in NDB Midstream in exchange for the issuance to NDB Holdings of newly issued OpCo Interests (clauses (A) and (B) collectively, the “NDB Midstream Contributions”); immediately following the NDB Midstream Contributions, OpCo will be admitted as the sole member of NDB Midstream and will directly own all of the equity interests in NDB Midstream;

(iii)
contemporaneously with the transactions contemplated in paragraph (d)(i), Desert Environmental Holdings LLC (“Desert Holdings”) will contribute all of its equity interests in Desert Environmental LLC (“Desert” and, together with WBEF and NDB Midstream, the “Contributed Entities”) to OpCo in exchange for the issuance to Desert Holdings of newly issued OpCo Interests (the “Desert Contribution”); immediately following the Desert Contribution, OpCo will be admitted as the sole member of Desert and will directly own all of the equity interests in Desert; and

(iv)
immediately following the issuances by OpCo of the OpCo Interests described above, (A) OpCo will directly own all of the outstanding equity interests in the Contributed Entities and (B) WBR Holdings, NDB Holdings, Desert Holdings, Devon Holdco, the Legacy Preferred Holder and GIC (collectively, our “Existing Owners”) will, either directly or through their respective equity interests in WB 892, own 100% of the outstanding OpCo Interests;

(e)
at least one day before the closing of the Offering, the Company will elect to be classified as a corporation for U.S. federal income tax purposes, and immediately thereafter, WB 892 will merge with and into the Company, with the Company surviving, in exchange for the issuance of newly issued limited liability company interests in the Company to WBR Holdings and GIC, and immediately following the merger, the equity interests in the Company held by NDB Holdings shall be cancelled;

(f)
the Company’s limited liability company agreement will be amended and restated to recapitalize all of its existing equity interests into Class A shares and Class B shares, and the Company will issue Class A shares to WBR Holdings and GIC in respect of their equity interests in the Company;

(g)
contemporaneously with the transactions contemplated in paragraph (f), the Company will issue the Shares to the Underwriters, in exchange for the proceeds of the Offering;

(h)
contemporaneously with the transactions contemplated in paragraph (f), the Company will issue to each of WBR Holdings, NDB Holdings, Desert Holdings (together, the “Five Point Members”), Devon Holdco and the Legacy Preferred Holder a number of Class B shares equal to the number of OpCo Units (as defined below) held by each such entity after giving effect to the foregoing transactions and the transactions set forth in clauses [(i)] and [(j)] below (such entity’s “Purchased Class B shares”) and, in consideration of such issuance, each of the foregoing entities shall contribute to the Company an amount in cash equal to (i) the par value of each Class B share multiplied by (ii) the number of Purchased Class B shares issued to such entity;

(i)
the Company will (i) use approximately $[  ] of the net proceeds from the Offering to purchase a portion of the OpCo Interests held by the Legacy Preferred Holder (the “Acquired OpCo Interests”) and (ii) contribute all of the remaining net proceeds from the Offering to OpCo in exchange for (A) the issuance to the Company of a number of OpCo Units equal to (1) the number of Class A shares issued in the Offering less (2) the number of OpCo Units to be received by the Company in the OpCo Recapitalization (as defined below) in respect of the Acquired OpCo Interests and (B) the admission of the Company as the sole managing member of OpCo;

(j)
the Existing Owners (other than GIC) and the Company will cause OpCo to amend and restate its operating agreement to, among other things, (i) recapitalize the OpCo Interests into a single class of common units representing limited liability company interests in OpCo (“OpCo Units”), (ii) issue OpCo

Units to each of the Existing Owners (other than GIC) and the Company in respect of their respective OpCo Interests (the “OpCo Recapitalization”) and (iii) designate the Company as the managing member of OpCo; and

(k)
OpCo will use the remaining net proceeds from the Offering as described under the heading “Use of Proceeds” in the Pricing Disclosure Package.

Following the Offering and the Reorganization Transactions, the Company will be a holding company whose sole material asset will consist of a [  ]% equity interest in OpCo (or a [  ]% equity interest in OpCo if the Underwriters option to purchase the Option Shares is exercised in full) and OpCo will wholly own, directly or indirectly, all of the Company’s operating assets. References herein to the “Company and its subsidiaries” refer to the Company and its subsidiaries following the consummation of the Reorganization Transactions.

Each of the WaterBridge Parties hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.
Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-1 (File No. 333-289823), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [  ], 2025 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [  ] [A/P].M., New York City time, on [  ], 2025.

2.
Purchase of the Shares.
(a)
The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $[  ] (the “Purchase Price”) from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the 30th day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the 10th full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)
Each of the WaterBridge Parties understands that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. Each of the WaterBridge Parties acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.
(c)
Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Gibson, Dunn & Crutcher LLP, 811 Main Street, Suite 3000, Houston, Texas 77002 at 10:00 A.M. New York City time on [  ], 2025, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”
(d)
Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares to the Underwriters duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The certificates for the Shares, if any, will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(e)
The WaterBridge Parties acknowledge and agree that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the WaterBridge Parties with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the WaterBridge Parties or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the WaterBridge Parties or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the WaterBridge Parties shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the other Underwriters shall have any responsibility or liability to the WaterBridge Parties with respect thereto. Any review by the Representatives and the other Underwriters of the WaterBridge Parties, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the WaterBridge Parties.
3.
Representations and Warranties of the WaterBridge Parties. The WaterBridge Parties represent and warrant to each Underwriter that:
(a)
Preliminary Prospectus. (i) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (ii) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 7(b) of this Agreement).
(b)
Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information.
(c)
Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance (which may be by electronic mail) by the

Representatives. The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.
(d)
Emerging Growth Company. From the time of initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act.
(e)
Testing-the-Waters Materials. The Company (i) has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Securities Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act and (ii) has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Annex B hereto; and the Company reconfirms that the Representatives have been authorized to act on its behalf in engaging in Testing-the-Waters Communications by virtue of a writing substantially in the form of Exhibit A hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.
(f)
Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and, as of the Closing Date or any Additional Closing Date, will comply in all material respects with the Securities Act, and did not, as of the applicable effective date, and will not, as of the Closing Date or any Additional Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the applicable provisions of the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.
(g)
Financial Statements. The financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company, NDB Operating, WBEF, Desert and their respective subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company, NDB Operating, WBEF, Desert and their respective subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The summary financial information included in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Preliminary Prospectus or the Prospectus under the Securities Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Preliminary Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 10(e) of Regulation S-K of the Securities Act, to the extent applicable.
(h)
Pro Forma Financial Statements. The pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the effects attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect an appropriate application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus. The pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable requirements of Article 11 of Regulation S-X under the Securities Act.
(i)
No Material Adverse Change. Except as set forth or contemplated in the Preliminary Prospectus, none of the WaterBridge Parties nor any of their respective subsidiaries has, since the date of the latest audited financial statements included in the Preliminary Prospectus, (i) sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the WaterBridge Parties and their respective subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the WaterBridge Parties and their respective subsidiaries, taken as a whole; and, since the respective dates as of which information is given in the Registration Statement and the Preliminary Prospectus, there has not been (A) other than de minimis changes, any change in the equity capitalization of the WaterBridge Parties (other than as a result of (1) the exercise, if any, of share options or the right to purchase Shares or the grant or settlement, if any, of share options, the right to purchase shares, restricted shares or restricted share units in the ordinary course of business pursuant to the Company’s equity plans that are described in the Preliminary Prospectus and the Prospectus, (2) the issuance, if any, of shares upon conversion of Company and OpCo securities as described in the Preliminary Prospectus and the Prospectus or (3) the Reorganization Transactions) or long-term debt of the WaterBridge Parties or any of their respective subsidiaries or (B) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (1) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the WaterBridge Parties and their respective subsidiaries, taken as a whole, except as set forth or contemplated in the Preliminary Prospectus, or (2) the ability of the WaterBridge Parties to perform their respective obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Preliminary Prospectus and the Prospectus.
(j)
Organization and Good Standing. Each of the WaterBridge Parties and their respective subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (limited liability company, corporate or other) to own its properties and conduct its business as described in the Preliminary Prospectus, and (ii) duly qualified as a foreign limited liability company, corporation or otherwise for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. After giving effect to the Reorganization Transactions, the Company will not own or control, directly or indirectly, any corporation, association or other entity than the subsidiaries listed on Schedule 2 to this Agreement.
(k)
Capitalization. Immediately following the Reorganization Transactions, (i) the Company and OpCo will have an authorized capitalization as set forth in the Preliminary Prospectus and the Prospectus under the heading “Capitalization” and (ii) all of the issued shares of the Company and outstanding common units representing limited liability company interests in OpCo will have been duly and validly authorized and issued and will be fully paid (to the extent required under OpCo’s limited liability company agreement) and non-assessable (except as such non-assessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act) and will conform in all material respects to the description of such shares of the Company and common units of OpCo, respectively, contained in the Pricing Disclosure Package and Prospectus; and all of the issued limited liability company interests in each subsidiary of the Company and OpCo have been duly and validly authorized and issued, are fully paid (to the extent required under each such company’s governing documents) and non-assessable (except as such non-assessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act), and immediately following the Reorganization Transactions, will be owned directly or indirectly by the Company or OpCo, in accordance with applicable law, free and clear of all liens, encumbrances, equities or claims, except for liens pursuant to [  ] (collectively, the “Credit Facilities”).
(l)
Due Authorization. The WaterBridge Parties have the full right, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the actions contemplated hereby and in the Preliminary Prospectus; and all action required to be taken for the due and proper authorization, execution and delivery by the WaterBridge Parties of this Agreement and the consummation by the WaterBridge Parties of the transactions contemplated in this Agreement and the Preliminary Prospectus has been or will be duly and validly taken on or prior to the Closing Date and as of the Additional Closing Date, as the case may be.
(m)
Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the WaterBridge Parties.
(n)
The Shares. Immediately following the Reorganization Transactions, the Shares to be issued and sold by the Company to the Underwriters hereunder will have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid (to the extent required under the Company’s limited liability company agreement) and non-assessable (except as such non-assessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act) and will conform in all material respects to the description of the Shares contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.
(o)
Description of the Underwriting Agreement. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p)
No Violation or Default. None of the WaterBridge Parties nor any of their respective subsidiaries is (i) in violation of its certificate of formation or limited liability company agreement (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the WaterBridge Parties or any of their respective subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(q)
No Conflicts. The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Preliminary Prospectus, including the Reorganization Transactions, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the WaterBridge Parties or any of their respective subsidiaries is a party or by which any of the WaterBridge Parties or any of their respective subsidiaries is bound or to which any of the property or assets of any of the WaterBridge Parties or any of their respective subsidiaries is subject, (ii) the certificate of formation or the limited liability company agreement (or other applicable organizational document) of any of the WaterBridge Parties or any of their respective subsidiaries, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the WaterBridge Parties or any of their respective subsidiaries or any of their properties, except, in the case of clauses (i) and (iii), for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(r)
No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by any of the WaterBridge Parties of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, such consents, approvals, authorizations, orders, registrations or qualifications, or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.
(s)
Legal Proceedings. Other than as set forth in the Preliminary Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which any of the WaterBridge Parties or any of their respective subsidiaries or, to the knowledge of any of the WaterBridge Parties, any officer or director of the WaterBridge Parties, is a party or of which any property of any of the WaterBridge Parties or any of their respective subsidiaries or, to the knowledge of any of the WaterBridge Parties, any officer or director of any of the WaterBridge Parties, is the subject which, if determined adversely to any of the WaterBridge Parties or any of their respective subsidiaries (or such officer or director), would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the knowledge of any of the WaterBridge Parties, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Preliminary Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Preliminary Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Preliminary Prospectus.

(t)
Independent Accountants. (i) Deloitte & Touche LLP, who has certified certain financial statements of (I) the Company, (II) NDB Operating and its subsidiaries and (III) WBEF and its subsidiaries and (ii) Weaver and Tidwell, L.L.P., who has certified certain financial statements of Desert and its subsidiaries, in each case included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent public accounting firms with respect to the Company, NDB Operating, WBEF and Desert, as applicable, as required by the Securities Act and the rules and regulations of the Commission thereunder.
(u)
Title to Real and Personal Property. The WaterBridge Parties and their respective subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all real and personal property that are material to the respective businesses of the WaterBridge Parties and their respective subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except (A) those that do not materially interfere with the use made and proposed to be made of such property by the WaterBridge Parties and their respective subsidiaries, (B) those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (C) liens arising under the Credit Facilities. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the WaterBridge Parties and their respective subsidiaries have such consents, easements, rights-of-way or licenses from any person as are necessary to enable the WaterBridge Parties and their respective subsidiaries to conduct their respective businesses in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(v)
Intellectual Property. The WaterBridge Parties and each of their respective subsidiaries owns, or is licensed to use, all material copyrights, copyrightable works, patents, patent applications, trademarks, service marks, trade names, brand names, trade dress, slogans, logos and internet domain names and uniform resources locators and other types of intellectual or industrial property rights necessary to conduct its business as currently conducted, and the use thereof does not infringe in any material respect upon the rights of any third party.
(w)
No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of the WaterBridge Parties or any of their respective subsidiaries, on the one hand, and the directors, officers, shareholders or other affiliates of any of the WaterBridge Parties or any of their respective subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement on Form S-1 to be filed with the Commission and that is not so described in the Registration Statement, the Preliminary Prospectus or the Prospectus.
(x)
Investment Company Act. The Company is not and, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(y)
Taxes. The WaterBridge Parties and their respective subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as would not reasonably be expected to have a Material Adverse Effect, there is no tax deficiency asserted, or that would reasonably be expected to be asserted, against any of the WaterBridge Parties or any of their respective subsidiaries or any of their respective properties or assets.
(z)
Licenses and Permits. The WaterBridge Parties and each of their respective subsidiaries have such permits, licenses, authorizations, consents and franchises, or rights thereto as are necessary under applicable law to conduct their respective businesses substantially in the manner described in the

Registration Statement, the Preliminary Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of any of the WaterBridge Parties, none of the WaterBridge Parties nor any of their respective subsidiaries is in violation of any valid rights of others with respect to any of the foregoing, other than to the extent any failure to do so or violation could not reasonably be expected to result in a Material Adverse Effect.
(aa)
No Labor Disputes. No labor disturbance by or dispute with employees of any of the WaterBridge Parties or any of their respective subsidiaries exists or, to the knowledge of any of the WaterBridge Parties, is contemplated or threatened. None of the WaterBridge Parties nor any of their respective subsidiaries is a party to any collective bargaining agreement.
(bb)
Certain Environmental Matters. Except as disclosed in the Pricing Disclosure Package and the Prospectus, (i)(A) none of the WaterBridge Parties nor any of their respective subsidiaries is in violation of, and, to the knowledge of any of the WaterBridge Parties, after due inquiry, does not have any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or Release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources, to human health and safety as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (B) none of the WaterBridge Parties nor any of their respective subsidiaries is liable for any Release or threatened Release of Hazardous Substances, (C) none of the WaterBridge Parties nor any of their respective subsidiaries is subject to any pending, or to the knowledge of any of the WaterBridge Parties, threatened, claim by any governmental agency or governmental body or person arising under Environmental Laws or relating to the Release of or exposure to Hazardous Substances and (D) the WaterBridge Parties and their respective subsidiaries have received, are in compliance with all permits, licenses, authorizations, identification numbers, consents, waivers, exemptions, or other approvals required under applicable Environmental Laws to conduct their business, except in each case covered by clauses (A) through (D) such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) to the knowledge of any of the WaterBridge Parties, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would reasonably be expected to have a Material Adverse Effect. (x) There is no proceeding that is pending or, to the knowledge of any of the WaterBridge Parties, threatened, against any of the WaterBridge Parties or any of their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, and (y) none of the WaterBridge Parties nor their respective subsidiaries anticipates material capital expenditures relating to any Environmental Laws. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, per- and polyfluoroalkyl substances, and polychlorinated biphenyls, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws and “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, dumping or disposing into the environment.
(cc)
Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which any of the WaterBridge Parties or any member of their respective “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with any such WaterBridge Party within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with any such WaterBridge Party under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as

amended (the “Code”)) has any material liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur, excluding any reportable event for which a waiver could apply; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) none of the WaterBridge Parties nor any member of their respective Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by any of the WaterBridge Parties or their respective Controlled Group affiliates in the current fiscal year of such WaterBridge Party and its Controlled Group affiliates compared to the amount of such contributions made in such WaterBridge Party’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in any of the WaterBridge Parties and their respective subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in such WaterBridge Party’s and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in clauses (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.
(dd)
Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that will comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the WaterBridge Parties and their respective subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
(ee)
Accounting Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the applicable requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as set forth or contemplated in the Preliminary Prospectus and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, as of an earlier date than it would otherwise be required to so comply under applicable law).
(ff)
Insurance. The properties of the WaterBridge Parties and their respective subsidiaries are insured in respect of general casualty and general liability insurance in amounts as are customary for companies engaged in similar businesses and owning similar properties in locations where the WaterBridge Parties and their respective subsidiaries operate. The WaterBridge Parties and their respective subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are currently engaged and as required by applicable law.
(gg)
Cybersecurity; Data Protection. The WaterBridge Parties and their respective subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the WaterBridge Parties and their respective subsidiaries as currently conducted, and, to the knowledge of each WaterBridge Party, the IT Systems are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The WaterBridge Parties and their respective subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and material data (including all personal, personally identifiable, sensitive, confidential or regulated data (collectively, “Personal Data”)) used in connection with their businesses, and, to the knowledge of each WaterBridge Party, there have been no material breaches, violations, outages or unauthorized uses of or unauthorized accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The WaterBridge Parties and their respective subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(hh)
No Unlawful Payments. None of the WaterBridge Parties nor any of their respective subsidiaries nor any director or officer of any of the WaterBridge Parties or any of their respective subsidiaries nor, to the knowledge of any of the WaterBridge Parties, any employee, agent, affiliate or other person associated with or acting on behalf of any of the WaterBridge Parties or any of their respective subsidiaries has (i) made, offered, promised, authorized or approved any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity (or taken any act in furtherance thereof); (ii) made, offered, promised, authorized or approved any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or violated the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute, or regulation (collectively, “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The WaterBridge Parties and their respective subsidiaries and, to the knowledge of each of the WaterBridge Parties, the affiliates of each of the WaterBridge Parties have conducted their businesses in compliance with Anti-Corruption Laws and have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and ensure compliance with such applicable laws and with the representations and warranties contained herein. None of the WaterBridge Parties nor any of their respective subsidiaries will use, directly or indirectly, the proceeds of the Offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws.
(ii)
Compliance with Anti-Money Laundering Laws. The operations of the WaterBridge Parties and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering laws of all jurisdictions in which any of the WaterBridge Parties and their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020 (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the WaterBridge Parties or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of any of the WaterBridge Parties, threatened. None of the WaterBridge Parties nor any of their respective subsidiaries will use, directly or indirectly, the proceeds of the Offering in any manner in violation of the Anti-Money Laundering Laws.
(jj)
No Conflicts with Sanctions Laws. None of the WaterBridge Parties nor any of their respective subsidiaries, directors or officers, nor, to the knowledge of any of the WaterBridge Parties, any employee, agent, affiliate or other person acting on behalf of any of the WaterBridge Parties or any of their respective subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the Bureau of Industry and Security of the U.S. Department of Commerce or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Jurisdiction”); and none of the WaterBridge Parties will directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Jurisdiction or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, none of the WaterBridge Parties nor any of their respective subsidiaries has engaged in, are now engaged in, or will engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Jurisdiction; and the WaterBridge Parties and their respective subsidiaries have instituted and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions.

(kk)
No Restrictions on Subsidiaries. Except as otherwise set forth or contemplated in the Prospectus, no subsidiary of any WaterBridge Party is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to such WaterBridge Party, from making any other distribution on such subsidiary’s equity or similar ownership interest, from repaying to such WaterBridge Party any loans or advances to such subsidiary from such WaterBridge Party or from transferring any of such subsidiary’s properties or assets to such WaterBridge Party or any other subsidiary of such WaterBridge Party.
(ll)
No Broker’s Fees. None of the WaterBridge Parties nor any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
(mm)
No Registration Rights. Except as otherwise set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of its respective subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Class A shares.
(nn)
No Stabilization. None of the WaterBridge Parties nor any of their respective affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of the Shares.
(oo)
Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company and OpCo as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(pp)
Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Preliminary Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith as of the date when such statement was made or reaffirmed, as applicable.
(qq)
Statistical and Market Data. Nothing has come to the attention of any of the WaterBridge Parties that has caused any of the WaterBridge Parties to believe that the statistical and market-related data included in each of the Registration Statement, the Preliminary Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and, to the extent required by such sources, the WaterBridge Parties have obtained the written consent to use such data from such sources.
(rr)
Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications (it being understood that this subsection shall not require the Company to comply with sections of the Sarbanes-Oxley Act of 2002, as amended, as of an earlier date than it would otherwise be required to so comply under applicable law).
(ss)
Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act. The Company has paid the registration fee for the Offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.
(tt)
Accurate Description. The statements set forth in the Preliminary Prospectus and Prospectus under the caption “Description of Shares,” insofar as they purport to constitute a summary of the terms of the Shares, and under the captions “Corporate Reorganization,” “Certain Relationships and Related Party Transactions,” “Our Operating Agreement” and “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.
(uu)
Integration. None of the WaterBridge Parties have sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.
(vv)
Exchange Listing. The Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange (the “Exchange”).
(ww)
Directed Share Program. The Company has specifically directed in writing the allocation of Class A shares to each Participant in the Directed Share Program, and to the Company’s knowledge, neither the Directed Share Underwriter nor any other Underwriter has had any involvement or influence, directly or indirectly, in such allocation decision. None of the Directed Shares distributed in connection with the Directed Share Program will be offered or sold outside of the United States. The Company has not offered, or caused the Representatives to offer, Class A shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of any of the WaterBridge Parties to alter the customer’s or supplier’s level or type of business with any of the WaterBridge Parties or (ii) a trade journalist or publication to write or publish favorable information about any of the WaterBridge Parties, their respective businesses or their respective products.

Any certificate signed by any officer of any of the WaterBridge Parties and delivered to the Representatives or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by the WaterBridge Parties, as to matters explicitly covered thereby and as of the date of delivery of such certificate, to each Underwriter.

4.
Further Agreements of the WaterBridge Parties. The WaterBridge Parties covenant and agree with each Underwriter that:
(a)
Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.
(b)
Delivery of Copies. The Company will, if requested, deliver, without charge, (i) to the Representatives, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.
(c)
Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review (which may be by electronic mail) and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object by written notice to the Company (which may be by electronic mail).
(d)
Notice to the Representatives. The Company will advise the Representatives promptly after it receives notice of any of the following, and confirm such advice in writing (which may be by electronic mail): (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.
(e)
Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.
(f)
Blue Sky Compliance. If required by applicable law, the Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that none of the WaterBridge Parties shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(g)
Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement, provided that such requirement shall be deemed satisfied if such information is made available via the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR), or any successor system of the Commission.
(h)
Clear Market. During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), the Company and OpCo will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or publicly file with or confidentially submit to the Commission a registration statement under the Securities Act relating to, any securities of the Company or any units of OpCo that are substantially similar to the Class A shares, or any securities pursuant to the terms of an equity incentive or similar plan described in the Registration Statement, Preliminary Prospectus and the Prospectus, including but not limited to any options or warrants to purchase Class A shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A shares or such other securities, in cash or otherwise (other than the Class A shares to be sold hereunder or pursuant to an equity incentive or similar plan described in the Registration Statement, Preliminary Prospectus and the Prospectus), without the prior written consent of the Representatives.

The restrictions described above shall not apply to (A) any Class A shares or any securities or other awards (including, without limitation, options, restricted shares, performance share units or restricted share units) convertible into, exchangeable for, or that represents the right to receive, Class A shares (collectively, “Incentive Awards”) issued pursuant to any share option plan, incentive plan or share purchase plan of the Company (collectively, the “Company Share Plans”) or pursuant to equity compensation arrangements described in the Registration Statement and the Prospectus, (B) any Class A shares issued upon the conversion, exercise or exchange of convertible, exercisable or exchangeable securities described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or any Class A shares vested or exercised pursuant to Incentive Awards, (C) the filing of a registration statement on Form S-8 relating to securities granted or to be granted pursuant to the terms of a Company Share Plan as described in the Pricing Disclosure Package and the Prospectus, (D) the issuance of securities in connection with the Reorganization Transactions (as described in the Registration Statement and the Pricing Disclosure Package in the section titled “Corporate Reorganization”), (E) the confidential submission by the Company of a resale shelf draft registration statement on Form S-1 with the Commission as contemplated by the registration rights agreement entered into in connection with the Offering (provided, in the case of any such confidential submission, (1) the Company shall give written notice to the Representatives at least three business days prior to such submission, (2) no public announcement of such confidential submission shall be made and (3) no such confidential submission shall become a publicly available registration statement during the Lock-Up Period), (F) the issuance of Class A shares or securities convertible into or exercisable or exchangeable for Class A shares as consideration for the acquisition of equity interests or assets of any person, or the acquisition by the Company by any other manner of any business, properties, assets or person, in one transaction or a series of related transactions, or the filing of a registration statement related to such securities; provided that with respect to clause (F) above no more than an aggregate of 10% of the number of shares of the Company’s Class A shares outstanding immediately after the issuance of the Class A shares pursuant to this Agreement are issued, and (G) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Class A shares (provided that (i) such plan does not provide for the transfer of Class A shares during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A shares may be made under such plan during the Lock-Up Period).

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(l) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(i)
Use of Proceeds. The Company and OpCo will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds.”
(j)
No Stabilization. None of the WaterBridge Parties nor their respective subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Class A shares.

(k)
Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Shares on the Exchange.
(l)
Reports. For a period of three years from the date of this Agreement, so long as the Shares are outstanding, the Company will furnish to the Representatives, promptly after they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system, or any successor system of the Commission.
(m)
Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
(n)
Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.
(o)
Directed Share Program. The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.
(p)
Post-Effective Amendment. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Securities Act.
(q)
Corporate Logo. Upon reasonable request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of any of the WaterBridge Parties’ trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred by such Underwriter.
(r)
Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the Lock-Up Period.
5.
Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
(a)
It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
(b)
It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.
(c)
It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the Offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
6.
Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the WaterBridge Parties of their covenants and other obligations hereunder and to the following additional conditions:
(a)
Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.
(b)
Representations and Warranties. The representations and warranties of the WaterBridge Parties contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of any of the WaterBridge Parties and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.
(c)
No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities, convertible securities or preferred stock issued, or guaranteed by, any of the WaterBridge Parties or any of their respective subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by any of the WaterBridge Parties or any of their respective subsidiaries (other than an announcement with positive implications of a possible upgrading).
(d)
No Material Adverse Change. No event or condition of a type described in Section 3(i) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
(e)
Officer’s Certificates. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, certificates of the chief financial officer or chief accounting officer of the Company and OpCo and one additional senior executive officer of the Company and OpCo who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(f) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and OpCo in this Agreement are true and correct and that each of the Company and OpCo has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above and as to such other matters as the Representatives may reasonably request.
(f)
Comfort Letters. (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, as applicable; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(ii) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Weaver and Tidwell, L.L.P. shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, as applicable; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

[(iii) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company and OpCo shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of their chief financial officers with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.]

(g)
Opinion and 10b-5 Statement of Counsel for the Company. (i) Latham & Watkins LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, its written opinion and 10b-5 statement, and (ii) Richards, Layton & Finger, P.A., counsel for the Company, shall have furnished to the Representatives, at the request of the Company, its written opinion, each dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.
(h)
Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)
No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.
(j)
Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of each of the WaterBridge Parties and their respective subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(k)
Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.
(l)
Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and each shareholder, officer and director of the Company listed on Schedule 3 hereto relating to sales and certain other dispositions of Class A shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.
(m)
Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the WaterBridge Parties shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.
Indemnification and Contribution.
(a)
Indemnification of the Underwriters. The WaterBridge Parties agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including reasonable and documented legal fees and other reasonable and documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.

The Company also agrees to indemnify and hold harmless J.P. Morgan Securities LLC, its affiliates, directors and officers and each person, if any, who controls J.P. Morgan Securities LLC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities incurred as a result of J.P. Morgan Securities LLC’s participation as the QIU in connection with the offering of the Shares.

(b)
Indemnification of the WaterBridge Parties. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the WaterBridge Parties, their directors, their officers who signed the Registration Statement and each person, if any, who controls the WaterBridge Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended) (the “Underwriter Information”), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [  ] paragraph under the caption “Underwriting” and the information contained in the [  ] paragraph[s] under the caption “Underwriting” relating to stabilization transactions.
(c)
Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person;

or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred; provided, however, that if indemnity may be sought pursuant to the second paragraph of Section 7(a) above in respect of such proceeding, then in addition to such separate firm of the Underwriters, their affiliates, directors, officers and such control persons of the Underwriters the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for J.P. Morgan Securities LLC in its capacity as the QIU, its affiliates, directors, officers and all persons, if any, who control J.P. Morgan Securities LLC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the WaterBridge Parties, their directors, their officers who signed the Registration Statement and any control persons of the WaterBridge Parties shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, which such consent shall not be unreasonably withheld, delayed or conditioned, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d)
Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the WaterBridge Parties, on the one hand, and the Underwriters or J.P. Morgan Securities LLC in its capacity as the QIU, as the case may be, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the WaterBridge Parties, on the one hand, and the Underwriters or J.P. Morgan Securities LLC in its capacity as the QIU, as the case may be, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the WaterBridge Parties, on the one hand, and the Underwriters or J.P. Morgan Securities LLC in its capacity as the QIU, as the case may be, on the other, shall be deemed to be in the same respective proportions as the net proceeds (after total underwriting discounts and commissions but before deducting expenses) received by the WaterBridge Parties from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the WaterBridge Parties, on the one hand, and the Underwriters or J.P. Morgan Securities LLC in its capacity as the QIU, as the case may be, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the WaterBridge Parties or by the Underwriters or J.P. Morgan Securities LLC in its capacity as the QIU, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)
Limitation on Liability. The WaterBridge Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.
(f)
Non-Exclusive Remedies. The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
(g)
Directed Share Program Indemnification. The WaterBridge Parties agree to indemnify and hold harmless the Directed Share Underwriter, its affiliates, directors and officers and each person, if any, who controls the Directed Share Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Directed Share Underwriter Entity”) from and against any and all losses, claims, damages and liabilities (including any reasonable and documented legal fees and other reasonable and documented expenses incurred in connection with defending or investigating any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of any of the WaterBridge Parties for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Directed Share Underwriter Entities.
(h)
In case any proceeding (including any governmental investigation) shall be instituted involving any Directed Share Underwriter Entity in respect of which indemnity may be sought pursuant to paragraph (g) above, the Directed Share Underwriter Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Directed Share Underwriter Entity, shall retain counsel reasonably satisfactory to the Directed Share Underwriter Entity to represent the Directed Share Underwriter Entity and any others the Company may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Directed Share Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Directed Share Underwriter Entity unless (i) the Company and such Directed Share Underwriter Entity shall have mutually agreed to the retention of such counsel,

(ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to such Directed Share Underwriter Entity, (iii) the Directed Share Underwriter Entity shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the WaterBridge Parties or (iv) the named parties to any such proceeding (including any impleaded parties) include the WaterBridge Parties and the Directed Share Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The WaterBridge Parties shall not, in respect of the legal expenses of the Directed Share Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Directed Share Underwriter Entities. The WaterBridge Parties shall not be liable for any settlement of any proceeding effected without their written consent, which such consent shall not be unreasonably withheld, delayed or conditioned, but if settled with such consent, the WaterBridge Parties agree to indemnify the Directed Share Underwriter Entities from and against any loss or liability by reason of such settlement. The WaterBridge Parties shall not, without the prior written consent of the Directed Share Underwriter, effect any settlement of any pending or threatened proceeding in respect of which any Directed Share Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Directed Share Underwriter Entity, unless (x) such settlement includes an unconditional release of the Directed Share Underwriter Entities from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of the Directed Share Underwriter Entity.
(i)
To the extent the indemnification provided for in paragraph (g) above is unavailable to a Directed Share Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the WaterBridge Parties in lieu of indemnifying the Directed Share Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Directed Share Underwriter Entity as a result of such losses, claims, damages or liabilities (1) in such proportion as is appropriate to reflect the relative benefits received by the WaterBridge Parties on the one hand and the Directed Share Underwriter Entities on the other hand from the offering of the Directed Shares or (2) if the allocation provided by clause 7(i)(1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(i)(1) above but also the relative fault of the WaterBridge Parties on the one hand and of the Directed Share Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the WaterBridge Parties on the one hand and the Directed Share Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (after total underwriting discounts and commissions but before deducting expenses) and the total underwriting discounts and commissions received by the Directed Share Underwriter Entities for the Directed Shares, bear to the aggregate public offering price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact, the relative fault of the WaterBridge Parties on the one hand and the Directed Share Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the WaterBridge Parties or by the Directed Share Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(j)
The WaterBridge Parties and the Directed Share Underwriter Entities agree that it would be not just or equitable if contribution pursuant to paragraph (i) above were determined by pro rata allocation (even if the Directed Share Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (i) above. The amount paid or payable by the Directed Share Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Directed Share Underwriter Entities in connection with investigating or defending such any action or claim. Notwithstanding the provisions of paragraph (i) above, no Directed Share Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Directed Share Underwriter Entity has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in paragraphs (g) through (j) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(k)
The indemnity and contribution provisions contained in paragraphs (g) through (j) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Directed Share Underwriter Entity or the WaterBridge Parties, their officers or directors or any person controlling the WaterBridge Parties and (iii) acceptance of and payment for any of the Directed Shares.
8.
Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.
9.
Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the WaterBridge Parties shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
10.
Defaulting Underwriter.
(a)
If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non‑defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.
(b)
If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
(c)
If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the WaterBridge Parties, except that the WaterBridge Parties will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
(d)
Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the WaterBridge Parties or any non-defaulting Underwriter for damages caused by its default.
11.
Payment of Expenses.
(a)
Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the WaterBridge Parties will pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the WaterBridge Parties’ counsel and independent accountants; (iv) the reasonable and documented fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the cost of the preparation, printing and distribution of a Blue Sky Memorandum (including reasonable and documented related fees and expenses of counsel for the Underwriters); (v) the cost of preparing share certificates, if applicable; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the fees and expenses of J.P. Morgan Securities LLC acting as QIU); (viii) all expenses incurred by the WaterBridge Parties in connection with any “road show” presentation to potential investors (provided that all expenses related to chartered aircraft in connection with any “road show” presentation shall be split 50% by the WaterBridge Parties and 50% by the Underwriters); (ix) all expenses and application fees related to the listing of the Shares on the Exchange and (x) all of the fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; provided that the fees and expenses of counsel for the Underwriters incurred pursuant clauses (iv), (vii) and (x) of this Section 11(a) shall not exceed $40,000 in the aggregate. It is understood, however, that, except as provided in this Section and Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, share transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
(b)
If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the WaterBridge Parties agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
12.
Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and, to the extent provided in Sections 7 and 13, the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
13.
Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the WaterBridge Parties and the Underwriters contained in this Agreement or made by or on behalf of the WaterBridge Parties or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the WaterBridge Parties or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.
14.
Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
15.
Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the WaterBridge Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
16.
Miscellaneous.
(a)
Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179; Attention Equity Syndicate Desk; and Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration. Notices to the WaterBridge Parties shall be given to them at WaterBridge Infrastructure LLC, 5555 San Felipe Street, Suite 1200 Houston, Texas 77056; Attention: General Counsel.

(b)
Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Submission to Jurisdiction. The WaterBridge Parties hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the WaterBridge Parties waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The WaterBridge Parties agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the WaterBridge Parties and may be enforced in any court to the jurisdiction of which the WaterBridge Parties is subject by a suit upon such judgment.

(d) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(e):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including “pdf,” “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(g) Tax Treatment Confidential. Notwithstanding anything herein to the contrary, the WaterBridge Parties are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the WaterBridge Parties relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(j) Construction and Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; (c) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereto,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited; (d) each use in this Agreement of the plural will include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate; (e) all references to “days” are to calendar days; (f) the word “will” will be construed to have the same meaning and effect as the word “shall”; and (g) the words “shall” and “will” are mandatory, and “may” is permissive. Unless the context otherwise requires, references herein: (i) to Sections, Schedules, Annexes and Exhibits mean the Sections of, and the Schedules, Annexes and Exhibits attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented or modified from time to time to the extent permitted by the provisions thereof, and, where applicable, the provisions hereof; and (iii) to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time and references to particular provisions of a law include a reference to the corresponding provisions of any prior or succeeding law. In the event of any inconsistency between a Schedule or Exhibit and the terms of this Agreement, the terms of this Agreement shall control. The recitals set forth at the beginning of this Agreement are and shall be deemed material and operative provisions of this Agreement and are hereby incorporated and made part of this Agreement with the same force and effect as if fully repeated herein.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

WATERBRIDGE INFRASTRUCTURE LLC

By:
Name:
Title:

WBI OPERATING LLC

By:
Name:
Title:

WATERBRIDGE EQUITY FINANCE LLC

By:
Name:
Title:

NDB MIDSTREAM LLC

By:
Name:
Title:

DESERT ENVIRONMENTAL LLC

By:
Name:
Title:

Signature Page to Underwriting Agreement

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

BARCLAYS CAPITAL INC.

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By:
Authorized Signatory

BARCLAYS CAPITAL INC.

By:
Authorized Signatory

Signature Page to Underwriting Agreement

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities LLC	[  ]
Barclays Capital Inc.	[  ]
Goldman Sachs & Co. LLC	[  ]
Morgan Stanley & Co. LLC	[  ]
Wells Fargo Securities, LLC	[  ]
Piper Sandler & Co.	[  ]
Raymond James & Associates, Inc.	[  ]
Stifel, Nicolaus & Company, Incorporated	[  ]
TCBI Securities, Inc.	[  ]
PEP Advisory LLC	[  ]
Janney Montgomery Scott LLC	[  ]
Johnson Rice & Company L.L.C.	[  ]
Roberts & Ryan, Inc.	[  ]
Total	[  ]

Schedule 1-1

Schedule 2

Subsidiaries

Entity	State of Formation
WBI Operating LLC	Delaware
WaterBridge Operating LLC	Delaware
WaterBridge Midstream Operating LLC	Delaware
WaterBridge Resources Delaware, LLC	Delaware
Pecos Water LLC	Delaware
WaterBridge Texas Operating LLC	Delaware
WaterBridge Texas Midstream LLC	Texas
Permian Water LLC	Delaware
WaterBridge Resources Mid-Continent, LLC	Delaware
WaterBridge Arkoma Operating, LLC	Oklahoma
Arkoma Water Resources, LLC	Delaware
NDB Midstream LLC	Delaware
NDB Intermediate Holdings LLC	Delaware
WaterBridge NDB Operating LLC	Delaware
EVX Operating LLC	Delaware
EVX South Texas SWD, LLC	Texas
EVX Land LLC	Delaware
EVX Eagle Ford Partners, LLC	Delaware
WaterBridge Stateline LLC	Delaware
Stateline Water, LLC	Oklahoma
Desert Environmental LLC	Delaware
Safefill Pecos, LLC	Texas
Desert Operating LLC	Delaware
Desert Reclamation LLC	Delaware
WaterBridge Equity Finance LLC	Delaware
WaterBridge Holdings LLC	Delaware
WaterBridge Management Inc.	Delaware
WaterBridge Management Company LLC	Delaware
WaterBridge Partners GP LLC	Delaware
WaterBridge Partners LP	Delaware

Schedule 2-1

Schedule 3

Name of Shareholder, Director or Officer	Address
WBR Holdings LLC	5555 San Felipe Street, Suite 1200 Houston, Texas 77056
NDB Holdings LLC	5555 San Felipe Street, Suite 1200 Houston, Texas 77056
Desert Environmental Holdings LLC	5555 San Felipe Street, Suite 1200 Houston, Texas 77056
Devon WB Holdco L.L.C.	333 West Sheridan Avenue Oklahoma City, Oklahoma 73102-5015
Elda River Infrastructure WB LLC	1111 Bagby Street, Suite 2000 Houston, Texas 77002
Ashburton Investment Private Limited	280 Park Avenue New York, New York 11017
Five Point Energy Fund I LP	845 Town and Country Lane, Suite 700 Houston, Texas 77024
Five Point Energy Fund I-C LP	845 Town and Country Lane, Suite 700 Houston, Texas 77024
Five Point Energy Fund II LP	845 Town and Country Lane, Suite 700 Houston, Texas 77024
Five Point Energy Fund II-A LP	845 Town and Country Lane, Suite 700 Houston, Texas 77024
Five Point Energy Fund II-B LP	845 Town and Country Lane, Suite 700 Houston, Texas 77024
Five Point Energy Fund III LP	845 Town and Country Lane, Suite 700 Houston, Texas 77024
Five Point Energy GP I LP	845 Town and Country Lane, Suite 700 Houston, Texas 77024
Five Point Energy GP I-C LP	845 Town and Country Lane, Suite 700 Houston, Texas 77024
Five Point Energy GP II LP	845 Town and Country Lane, Suite 700 Houston, Texas 77024
Five Point Energy GP II-A LP	845 Town and Country Lane, Suite 700 Houston, Texas 77024
Five Point Energy GP II-B LP	845 Town and Country Lane, Suite 700 Houston, Texas 77024
Five Point Energy GP III LP	845 Town and Country Lane, Suite 700 Houston, Texas 77024
Five Point Energy GP I LLC	845 Town and Country Lane, Suite 700 Houston, Texas 77024
Five Point Energy GP I-C LLC	845 Town and Country Lane, Suite 700 Houston, Texas 77024
Five Point Energy GP II LLC	845 Town and Country Lane, Suite 700 Houston, Texas 77024
Five Point Energy GP III LLC	845 Town and Country Lane, Suite 700 Houston, Texas 77024
Jason Long	5555 San Felipe Street, Suite 1200 Houston, Texas 77056
Michael Reitz	5555 San Felipe Street, Suite 1200 Houston, Texas 77056
Scott L. McNeely	5555 San Felipe Street, Suite 1200 Houston, Texas 77056
Harrison Bolling	5555 San Felipe Street, Suite 1200 Houston, Texas 77056
Jason Williams	5555 San Felipe Street, Suite 1200 Houston, Texas 77056
David Capobianco	5555 San Felipe Street, Suite 1200 Houston, Texas 77056
Matthew Morrow	5555 San Felipe Street, Suite 1200 Houston, Texas 77056
Michael Sulton	5555 San Felipe Street, Suite 1200 Houston, Texas 77056
Frank Bayouth	5555 San Felipe Street, Suite 1200 Houston, Texas 77056
Kara Goodloe Harling	5555 San Felipe Street, Suite 1200 Houston, Texas 77056
Jeffrey Eaton	5555 San Felipe Street, Suite 1200 Houston, Texas 77056
Ben Moore	5555 San Felipe Street, Suite 1200 Houston, Texas 77056
James Crane	5555 San Felipe Street, Suite 1200 Houston, Texas 77056
Greg Daily	5555 San Felipe Street, Suite 1200 Houston, Texas 77056
Jeffrey Ritenour	5555 San Felipe Street, Suite 1200 Houston, Texas 77056

Schedule 3-1

Annex A

a. Pricing Disclosure Package

[  ]

b. Pricing Information Provided Orally by Underwriters

Number of Underwritten Shares: [  ]

Number of Option Shares: [  ]

Public Offering Price: $[  ] per Share

Annex A-1

Annex B

Written Testing-the-Waters Communications

1.
[  ]

Annex B-1

Exhibit A

Testing the waters authorization (to be delivered by the Issuer to the Representatives in email or letter form)

In reliance on Section 5(d) of and/or Rule 163B under the Securities Act of 1933, as amended (the “Act”), WaterBridge Infrastructure LLC (the “Issuer”) hereby authorizes J.P. Morgan Securities LLC and Barclays Capital Inc. (the “Representatives”), Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Pickering Energy Partners and Wells Fargo Securities, LLC (together with the Representatives, the “Authorized Underwriters”) and their respective affiliates and employees to engage on behalf of the Issuer in oral and written communications with potential investors that are “qualified institutional buyers,” as defined in Rule 144A under the Act (“QIBs”), or institutions that are “accredited investors,” within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act (“Accredited Investors”), to determine whether such investors might have an interest in the Issuer’s contemplated initial public offering (“Testing-the-Waters Communications”). The Issuer hereby agrees to comply with the Guidelines for Testing-the-Waters Meetings to which this Authorization Letter relates. The Issuer represents that it has not engaged in, or authorized any person other than the Authorized Underwriters to engage in, and will not engage in, and will not authorize any person other than the Authorized Underwriters to engage in, any Testing-the-Waters Communications other than Testing-the-Water Communications with the prior consent of the Representatives with persons that are QIBs or Accredited Investors. A “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Any Written Testing-the-Waters Communication shall be subject to prior approval by the Issuer’s Chief Financial Officer prior to its dissemination to a potential investor, provided, however, that no such approval shall be required for any written communication that is administrative in nature (i.e., scheduling meetings) or that solely contains information already contained in a communication previously approved by the Issuer. The Issuer has advised the Authorized Underwriters that it does not intend to provide or authorize any written communications to potential investors other than communications that are solely administrative in nature.

The Issuer represents that it is an “emerging growth company” as defined in Section 2(a)(19) of the Act (“Emerging Growth Company”) and agrees to promptly notify the Representatives in writing if the Issuer hereafter ceases to be an Emerging Growth Company while this authorization is in effect. The Issuer further represents that none of the Written Testing-the-Waters Communications include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Until the earlier of this authorization being revoked (if the Issuer informs the Representatives that it has decided not to proceed with the initial public offering) or the execution of a definitive underwriting agreement for the initial public offering, if at any time following the distribution of any Written Testing-the-Waters Communication there occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer will promptly notify the Representatives and, only to the extent (i) any further testing-the-waters meetings are held subsequent to such time and/or (ii) the proxy disclosure package for the offering does not contain a correction to such material misstatement or omission, will promptly amend or supplement, at its own expense, any such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

Nothing in this authorization is intended to limit or otherwise affect the ability of the Authorized Underwriters and their respective affiliates and employees to engage in communications in which they

Exhibit A-1

could otherwise lawfully engage in the absence of this authorization, including, without limitation, any written communication containing only one or more of the statements specified under Rule 134(a) under the Act. This authorization shall remain in effect until the Issuer has provided to the Representatives a written notice revoking this authorization. All notices as described herein shall be sent by email to the attention of Lucy Brash at lucy.j.brash@jpmorgan.com and Robert Stowe at robert.stowe@barclays.com.

Exhibit A-2

Exhibit B

Form of Waiver of Lock-up

J.P. MORGAN SECURITIES LLC

BARCLAYS CAPITAL INC.

WaterBridge Infrastructure LLC
Public Offering of Class A Shares

, 20__

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by WaterBridge Infrastructure LLC (the “Company”) of an aggregate of [  ] Class A shares (“Class A shares”) representing limited liability company interests of the Company and the lock-up letter dated , 2025 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated__________________, 20__, with respect to ______ Class A shares (the “Shares”).

J.P. Morgan Securities LLC and Barclays Capital Inc. hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective __________________, 20__; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signature of J.P. Morgan Securities LLC Representative]

[Name of J.P. Morgan Securities LLC Representative]

[Signature of Barclays Capital Inc. Representative]

[Name of Barclays Capital Inc. Representative]

cc: Company

Exhibit B-1

Exhibit C

Form of Press Release

WaterBridge Infrastructure LLC
[Date]

WaterBridge Infrastructure LLC (NYSE: WBI) (the “Company”) announced today that J.P. Morgan Securities LLC and Barclays Capital Inc., the lead book-running managers in the Company’s recent public sale of Class A shares (“Class A shares”) representing limited liability company interests of the Company, are [waiving] [releasing] a lock-up restriction with respect to Class A shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on , 20 , and the Class A shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit C-1

Exhibit D

Form of Lock-Up Agreement

, 20__

J.P. Morgan Securities LLC

Barclays Capital Inc.

As Representatives of
the several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re: WaterBridge Infrastructure LLC --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule 1 to the Underwriting Agreement (collectively, the “Underwriters”) with WaterBridge Infrastructure LLC, a Delaware limited liability company (the “Company”), and WBI Operating LLC, a Delaware limited liability company (“OpCo”), providing for an initial public offering (the “Public Offering”) of [  ] Class A shares (“Class A shares”) representing limited liability company interests in the Company (the “Underwritten Shares”) and, at the election of the Underwriters, up to [  ] additional Class A shares (the “Option Shares”) pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) (the Underwritten Shares and the Option Shares that the Underwriters elect to purchase pursuant to Section 2 of the Underwriting Agreement being collectively called the “Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (such period, the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend, make any short sale or otherwise transfer or dispose of any Class A shares, including but not limited to any options or warrants to purchase any Class A shares, or any securities convertible into, exchangeable for or that represent the right to receive Class A shares (such Class A shares, options, or other securities,

Exhibit D-1

collectively, “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Class A shares or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, except for the exercise of the right for the Company to confidentially submit a resale shelf registration statement on Form S-1 with the Commission as contemplated by the registration rights agreement entered into in connection with the Public Offering (provided that no Lock-Up Securities may be offered or sold pursuant to such registration statement prior to the termination of the Lock-Up Period), or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above. Except for the transactions on the terms described under “Corporate Reorganization” and “Use of Proceeds” in the Prospectus, the undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.

Notwithstanding the foregoing, the undersigned may:

(a) transfer the undersigned’s Lock-Up Securities: (i) as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes, (ii) upon death by will, testamentary document or intestate succession, (iii) if the undersigned is a natural person, to any member of the undersigned’s immediate family (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or, if the undersigned is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust, (iv) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (iv) above, (vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund, vehicle, account, portion of a fund, vehicle or account or other entity which fund or entity controls or manages or is controlled or managed by, or under common control with, the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds, vehicles, accounts or portions of funds, vehicles or accounts managed by such partnership), or (B) as part of a distribution, transfer or disposition without consideration by the undersigned to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders, (vii) by operation of law, such as pursuant to a qualified domestic relations order, divorce settlement, divorce decree or separation agreement, (viii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee or pursuant to the clawback provisions of any corporate governance policy of the Company, (ix) if the undersigned is not an officer or director of the Company, in connection with a sale of the undersigned’s Class A shares acquired (A) from the Underwriters in the Public Offering or (B) in open market transactions after the closing date of the Public Offering, (x) to the Company

Exhibit D-2

in connection with the vesting, settlement or exercise of restricted share units, options, warrants or other rights to purchase Class A shares (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the Lock-Up Period, including any transfer to the Company for the payment of exercise price and tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted share units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to an agreement or equity awards granted under a share incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in the Registration Statement, the preliminary prospectus relating to the Shares included in the Registration Statement immediately prior to the time the Underwriting Agreement is executed and the Prospectus, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of this Lock-Up Agreement, (xi) in an exchange of any units representing limited liability company interests in OpCo (“OpCo Units”) (or securities convertible into, exchangeable for or that represent the right to receive OpCo Units) and a corresponding number of the Class B shares representing limited liability company interests in the Company (“Class B shares”) into or for Class A shares pursuant to the Amended and Restated Limited Liability Company Agreement of OpCo, the distribution of OpCo Units and a corresponding number of Class B shares to the members of OpCo as described in the Prospectus, provided that any such securities received by the undersigned shall be subject to the terms of this Lock-Up Agreement, or (xii) with the prior written consent of the Representatives, provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement in the form of this Lock-Up Agreement for the remainder of the Lock-up Period, (C) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made in connection with such transfer or distribution, and (D) in the case of clauses (a)(vii), (viii), (ix) and (x) above, no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement as may be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clause (a)(vii) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement in the form of this Lock-Up Agreement;

(b) enter into a written trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of the undersigned’s Lock-Up Securities, if then permitted by the Company, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be voluntarily made regarding the establishment of such plan during the Lock-Up Period, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto that none of the securities subject to such plan may be transferred, sold or otherwise disposed of pursuant to such plan until after the expiration of the Lock-Up Period;

(c) transfer the undersigned’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital shares involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group

Exhibit D-3

of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Lock-Up Agreement; and

(d) transfer the Lock-Up Securities in connection with the transactions described under “Corporate Reorganization” and “Use of Proceeds” in the Prospectus.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Public Offering.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Class A shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service (or such other method approved by the Representatives that satisfies the requirements of FINRA Rule 5131(d)(2)) at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (ii) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned now has, and, except as contemplated by clauses (a) and (c) of the third paragraph of this Lock-Up Agreement, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Lock-Up Securities, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may have provided or hereafter provide to the undersigned in connection with the Public Offering a Form CRS and/or certain other disclosures as contemplated by Regulation Best Interest, the Underwriters have not made and are not making a recommendation to the undersigned to enter into this Lock-Up Agreement or to transfer, sell or dispose of, or to refrain from transferring, selling or disposing of, any Class A shares, and nothing set forth in such disclosures or herein is intended to suggest that any Underwriter is making such a recommendation.

Exhibit D-4

This Lock-Up Agreement shall automatically terminate and the undersigned shall be released from all of his, her or its obligations hereunder upon the earlier of (i) the date on which the Registration Statement filed with the Commission with respect to the Public Offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder (other than pursuant to the Underwriters’ option thereunder to purchase additional Shares), (iii) the date on which the Company or the Representatives advise in writing and prior to the execution of the Underwriting Agreement, that they do not intend to proceed with the Public Offering, (iv) [  ], 2025, in the event that the Underwriting Agreement has not been executed by such date (provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date by a period of up to an additional 90 days) and (v) [  ], in the event that the Public Offering is not completed by such date (provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date by a period of up to an additional 90 days).

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. The undersigned agrees that any suit or proceeding arising in respect of this Lock-Up Agreement or any transaction contemplated by this Lock-Up Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York and the undersigned agrees to submit to the jurisdiction of, and to venue in, such courts. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows.]

Exhibit D-5

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

[Signature Page to Lock-Up Agreement]

Exhibit D-6